Exhibit 99.1

Contact:
Dave Ryan	980.299.5641

Albemarle Corporation Announces Preliminary Third Quarter 2019 Financial Results and Provides Revised Full Year 2019 Guidance and 2020 Update

Albemarle Corporation (NYSE: ALB) announced today that it expects third quarter 2019 diluted earnings per share to be approximately $1.46 and adjusted earnings per share to be $1.53 on net income of approximately $155 million and adjusted EBITDA of approximately $254 million. The Lithium business performance was impacted by discrete items, which more than offset solid results from both the Bromine and Catalysts businesses.

Preliminary Third Quarter 2019 Results

For the third quarter 2019, the Lithium business is expected to deliver revenue of $330 million, up $59 million or 22%, and adjusted EBITDA of $128 million, up $14 million or 12% year-over-year. Factors impacting Lithium during the quarter include:

•
Sales volume was lower than expected primarily from Typhoon Tapah, in late September, that caused lithium shipments from ports in Shanghai to be delayed into October. The volume shortfall impacted the third quarter by approximately $15 million in EBITDA but is expected to be fully recovered in the fourth quarter.

•
Use of tollers to meet customer commitments and address operating issues in La Negra, Chile, resulted in an EBITDA reduction of around $10 million. The technical team in Chile has focused on reliability improvements which have enabled operating rates to now reach full capacity. Given customer commitments, tolling is expected to continue into the fourth quarter.

•
An out-of-period adjustment regarding Lithium carbonate inventory values was identified and corrected during the third quarter close process and resulted in a $7 million non-cash charge in the third quarter.

•	Overall lithium pricing was flat to slightly up in the third quarter versus prior year; however, continuing price pressure on lithium sales in China unfavorably impacted EBITDA by about $5 million.

Fourth Quarter and Full Year 2019 Outlook

Price pressure, combined with the need to utilize more tolled volume to meet customer commitments, will result in fourth quarter 2019 Lithium performance being lower than previously forecasted. While the Company currently expects slight upside in Bromine and Catalysts in the fourth quarter, it will not offset the impact from Lithium.

As a result, Albemarle is adjusting its full year 2019 guidance as follows:

	Prior Guidance (as of August 7, 2019)	Current Guidance (as of October 24, 2019)	Vs. Full Year 2018 Pro Forma Results[1]
Net Sales	$3.65 - $3.85 billion	$3.6 - $3.7 billion	7% - 10%
Adjusted EBITDA	$1.07 - $1.14 billion	$1.02 - $1.06 billion	2% - 6%
Adjusted EPS (per diluted share)	$6.25 - $6.65	$6.00 - $6.20	10% - 14%

2020 Outlook

Based on expectations for continued Lithium price pressure and no new Albemarle lithium capacity coming online, the Company expects full-year 2020 EBITDA performance to be lower than full-year 2019 results. The Company will provide an update on 2020 performance on its third quarter 2019 conference call scheduled for November 7, 2019 and provide formal full year 2020 guidance on its fourth quarter and full year 2019 conference call scheduled for the end of February 2020.

Initiatives to Address Short-term Market Dynamics and Strengthen Long-term Positioning

As previously announced, the Company reduced its multi-year capital expenditure plan from approximately $5.0 billion to approximately $3.5 billion over the next five years. This adjustment reflects the Company’s commitment to generating free cash flow in 2021 and investing capital where customer volume and price commitments provide an attractive return.

“Despite one-time items impacting our third quarter results and challenging market conditions heading into 2020, we remain confident in the long-term growth prospects of lithium. We believe we have built a competitively advantaged position that will enable us to grow well into the future,” said Luke Kissam, Albemarle’s CEO. “While disappointed by third quarter performance in an otherwise strong year, we continue to put more robust processes in place to ensure greater operational rigor. To that end, we are initiating a program aimed at capturing significant and sustainable cost savings over the next two years.”

1See Albemarle Corporation Fourth Quarter 2018 Earnings presentation for reconciliations of FY 2018 non-GAAP financial measures.

Non-GAAP Reconciliations

It should be noted that adjusted diluted earnings per share, non-operating pension and OPEB items per diluted share, non-recurring and other unusual items per diluted share and adjusted EBITDA, are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These non-GAAP measures should not be considered as alternatives to Net income attributable to Albemarle Corporation. These measures are presented here to provide additional useful measurements to review our operations, provide transparency to investors and enable period-to-period comparability of financial performance. The Company’s chief operating decision maker uses these measures to assess the ongoing performance of the Company and its segments, as well as for business and enterprise planning purposes.

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, as the Company is unable to estimate significant non-recurring or unusual items without unreasonable effort. The amounts and timing of these items are uncertain and could be material to the Company's results calculated in accordance with GAAP.

See below for a reconciliation of adjusted earnings per share, the non-GAAP financial measure, from diluted earnings per share attributable to Albemarle Corporation, the most directly comparable financial measure calculated and reported in accordance with U.S. GAAP:

Three Months Ended September 30, 2019
Diluted earnings per share attributable to Albemarle Corporation	$1.46
Add back:
Non-operating pension and OPEB items (net of tax)	(0.01)
Non-recurring and other unusual items (net of tax)
Acquisition and integration related costs	0.03
Other	0.05
Total non-recurring and other unusual items	0.08
Adjusted diluted earnings per share	$1.53

See below for a reconciliation of adjusted EBITDA, the non-GAAP financial measure, from Net income attributable to Albemarle Corporation, the most directly comparable financial measure calculated and reported in accordance with U.S. GAAP (in thousands):

Consolidated Total
Three months ended September 30, 2019
Net income attributable to Albemarle Corporation	$155,070
Depreciation and amortization	54,487
Acquisition and integration related costs	4,114
Interest and financing expenses	11,108
Income tax expense	25,341
Non-operating pension and OPEB items	(551)
Other	4,782
Adjusted EBITDA	$254,351

About Albemarle

Albemarle Corporation (NYSE: ALB), headquartered in Charlotte, N.C., is a global specialty chemicals company with leading positions in lithium, bromine and refining catalysts. We power the potential of companies in many of the world's largest and most critical industries, from energy and communications to transportation and electronics. Working side-by-side with our customers, we develop value-added, customized solutions that make them more competitive. Our solutions combine the finest technology and ingredients with the knowledge and know-how of our highly experienced and talented team of operators, scientists and engineers.

Discovering and implementing new and better performance-based sustainable solutions is what motivates all of us. We think beyond business-as-usual to drive innovations that create lasting value. Albemarle employs approximately 5,400 people and serves customers in approximately 100 countries. We regularly post information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.

Forward Looking Statements

Some of the information presented in this press release, including, without limitation, information related to product development, production capacity, committed volumes, market trends, pricing, expected growth, earnings and demand for our products, input costs, surcharges, tax rates, stock repurchases, dividends, cash flow generation, costs and cost synergies, capital projects, economic trends, outlook and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from the views expressed. Factors that could cause actual results to differ materially from the outlook expressed or implied in any forward-looking statement include, without limitation: changes in economic and business conditions; changes in financial and operating performance of our major customers and industries and markets served by us; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for our products or the end-user markets in which our products are sold; limitations or prohibitions on the manufacture and sale of our products; availability of raw materials; increases in the cost of raw materials and energy, and our ability to pass through such increases to our customers; changes in our markets in general; fluctuations in foreign currencies; changes in laws and government regulation impacting our operations or our products; the occurrence of regulatory actions, proceedings, claims or litigation; the occurrence of cyber-security breaches, terrorist attacks, industrial accidents, natural disasters or climate change; the inability to maintain current levels of product or premises liability insurance or the denial of such coverage; political unrest affecting the global economy, including adverse effects form terrorism or hostilities; political instability affecting our manufacturing operations or joint ventures; changes in accounting standards; the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs; changes in the jurisdictional mix of our earnings and changes in tax laws and rates; changes in monetary policies, inflation or interest rates that may impact our ability to raise capital or increase our cost of funds, impact the performance of our pension fund investments and increase our pension expense and funding obligations; volatility and uncertainties in the debt and equity markets; technology or intellectual property infringement, including cyber-security breaches, and other innovation risks; decisions we may make in the future; the ability to successfully execute, operate and integrate acquisitions and divestitures; and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release. We assume no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.